Exhibit 10.1

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (the “Agreement” or “Subscription Agreement”) is made this 16th day of April 2026, among (i) iTonic Holdings Ltd (the “Company”), a Cayman Islands company, and (ii) each purchaser identified on the signature pages to this Agreement (each a “Purchaser” and collectively, the “Purchasers”).

Purchase of Class A Ordinary Shares

1. Subscription

1.1 The undersigned Purchasers (each a “Purchaser”) hereby subscribe for and agree to purchase from the Company for cash in US dollars, or USD, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, Class A ordinary shares of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”) in the subscription amount and purchase price as set forth on such Purchaser’s signature page hereto (each such subscription to purchase being a “Subscription”, and the proceeds of such subscription, the “Subscription Proceeds”). If purchased in any other currency, the Company and such Purchaser agree to use the exchange rate on the date of payment.

1.2 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Purchasers acknowledge that there is no minimum required to close any subscription under the offering.

1.3 Upon execution of this Subscription Agreement, the Purchaser’s subscription shall be firm, binding, and irrevocable, subject only to the Company’s acceptance.

2. Payment

2.1 The Subscription Proceeds payable by the Purchaser shall be paid by wire transfer to the following bank account of the Company.

Beneficiary Name: iTonic Holdings Ltd

Account #: 91483093

Beneficiary Bank: Citibank, N.A., Hong Kong Branch

Swift Code: CITIHKHXXXX

Bank Address: 3 Garden Road, Central, Hong Kong

OR

Beneficiary Name: 北京飞天兆业科技有限责任公司

Account #: 0128014170014924

Beneficiary Bank: 中国民生银行北京奥运村支行

Swift Code: MSBCCNBJ001

Bank Address: 北京市朝阳区-北辰西路8号北辰世纪中心A座2楼, 100101

3. Deliveries at or Prior to Closing

3.1 The Purchaser shall deliver to the company the following closing deliverables prior to or at the Closing:

(a)	a counterpart of this Agreement, duly executed by an authorized signatory of the Purchaser; and

(b)	payment of the Subscription Proceeds payable by the Purchaser in accordance with the wire instructions set forth in Section 2.1 above.

3.2 The Company shall deliver to each Purchaser prior to or at the Closing a counterpart of this Agreement, duly executed by an authorized signatory of the Company.

4. Closing

Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement, the closing of the purchase and sale of the Class A Ordinary Shares (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Purchaser, which agreement shall not be unreasonably withheld or delayed, and in no event later than the 5th business day after the date of this Agreement unless otherwise agreed between the Company and the Purchaser. At the Closing, the Class A Ordinary Shares being purchased by the Purchaser shall be issued and registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Class A Ordinary Shares to be purchased by the Purchaser at the Closing as set forth on the Purchaser’s signature page hereto, in each case against payment to the Company of the Subscription Proceeds therefor in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions set forth in Section 2.1 above.

5. Conditions to Closing

5.1 The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchaser the Class A Ordinary Shares to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)	delivery by the Purchaser of the closing deliverables as set forth in Section 3.1.

(b)	that all of the representations and warranties of the Purchaser made in this Agreement shall be true and accurate in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date;

(c)	that all of the obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(d)	that the Company shall have received the Subscription Proceeds payable by the Purchaser.

5.2 The obligations of the Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Class A Ordinary Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)	delivery by the Company of the closing deliverable as set forth in Section 3.2.

(b)	that the representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date;

(c)	that all of the obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(d)	that the purchase of and payment for the Class A Ordinary Shares by the Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing;

(e)	that since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect; and

(f)	that no stop order or suspension of trading shall have been imposed by Nasdaq Stock Market (“Nasdaq”), the SEC or any other governmental or regulatory body with respect to public trading in the Class A Ordinary Shares as of the Closing Date.

6. Representations, Warranties, Acknowledgements and Covenants of the Purchaser

6.1 Each Purchaser severally and not jointly hereby acknowledges and agrees as of the date hereof and as of the Closing Date that:

(a)	none of the Class A Ordinary Shares have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States or any other jurisdiction, and such Class A Ordinary Shares shall bear the restrictive legend set forth in Section 8.1 hereof;

(b)	the decision to execute this Agreement and acquire the Class A Ordinary Shares hereunder has not been based upon any oral or written representation (other than representations set out in this Agreement) as to fact or otherwise made by or on behalf of the Company;

(c)	there are risks associated with an investment in the Company and the Class A Ordinary Shares, including, but not limited to those set forth in Company’s latest annual report on Form 20-F incorporated herein by reference;

(d)	it has received all the information it considers necessary or appropriate for purposes of deciding whether to purchase the Class A Ordinary Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

(e)	it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Class A Ordinary Shares and with respect to applicable resale restrictions;

(f)	it understands that the Company is making no representations and warranties regarding tax consequences for its investment in the Class A Ordinary Shares or the securities law of the home or residential jurisdiction of any Purchaser.

6.2 Each Purchaser severally and not jointly hereby represents and warrants to, and covenants with, the Company (which representations, warranties and covenants shall survive the Closing) as of the date hereof and as of the Closing Date that:

(a)	it has the legal capacity and competence to enter into and execute this Agreement and to take all actions required hereby and, if the Purchaser is a corporation, it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on its behalf;

(b)	the entering into this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law or regulation applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound, except as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Purchaser to perform its obligations under this Agreement;

(c)	the Purchaser has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(d)	the Purchaser is not a “U.S. Person” as defined in Rule 902 under the Securities Act and is resident in the jurisdiction set out under the heading “Name and Address of Purchaser” on the signature page of this Agreement;

(e)	At the time Purchaser executed and delivered this Agreement, Purchaser was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

(f)	Purchaser is acquiring the Class A Ordinary Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States;

(g)	Purchaser represents and warrants and hereby agrees that all offers and sales of any of the Class A Ordinary Shares prior to the expiration of a period commencing on the Closing Date and ending six months thereafter, unless adjusted as hereinafter provided (the “Restricted Period”), shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Class A Ordinary Shares under the Securities Act or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration;

(h)	the Purchaser (i) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Class A Ordinary Shares; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(i)	the Purchaser is not aware of any advertisement of any of the Class A Ordinary Shares and is not acquiring any of the Class A Ordinary Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)	no person has made any written or oral representations to the Purchaser:

(i)	that any person will resell or repurchase any of the Class A Ordinary Shares;

(ii)	that any person will refund the purchase price of any of the Class A Ordinary Shares; or

(iii)	as to the future price or value of any of the Class A Ordinary Shares.

6.3 Between the date of this Agreement and the Closing, the Purchaser shall notify the Company if any of the above representations and warranties ceases to be true.

6.4 Each Purchaser, severally but not jointly, acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining such Purchaser’s eligibility to purchase the Class A Ordinary Shares for which it is subscribing under applicable securities legislation. Each Purchaser further agrees that by accepting delivery of the certificates or statement representing the Class A Ordinary Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that they will survive the purchase by the Purchaser of Class A Ordinary Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of such Class A Ordinary Shares.

7. Representations and Warranties of the Company

7.1 The Company acknowledges and agrees that each Purchaser is entitled to rely upon the representations and warranties of the Company, contained in this Agreement and further acknowledges that each Purchaser will be relying upon such representations and warranties in purchasing the Class A Ordinary Shares. The Company represents and warrants as follows:

(a)	The Company is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b)	The Company has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and described in the SEC Reports. The “SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 20-F and (b) all Reports on Form 6-K furnished by the Company following the end of the most recent fiscal year for which an Annual Report on Form 20-F has been filed and prior to the Closing Date, together in each case with any documents incorporated by reference therein or exhibits thereto.

(c)	The Company is not in violation or default of any of the provisions of its M&AA. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of the Subscription Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Subscription Agreement (any of (i), (ii) or (iii) being hereafter referred to as a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(d)	The Company has the requisite corporate power and authority to enter into and to consummate the transaction contemplated by the Subscription Agreement, and to carry out its obligations hereunder. All action on the part of the Company, its officers, directors and shareholders, if necessary or required under the applicable laws, regulations or Nasdaq Rules, for the authorization of the Class A Ordinary Shares being purchased by the Purchaser, the authorization, execution, delivery and performance of the Subscription Agreement and the consummation of the transactions contemplated herein, including the issuance and sale of the Class A Ordinary Shares, has been taken.

(e)	Upon delivery, the Subscription Agreement will have been duly executed by the Company and will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f)	Upon execution and delivery of the Subscription Agreement and the performance by the Company of the obligations imposed on it in the Subscription Agreement, including the issuance and sale of the Class A Ordinary Shares, will not (i) conflict with or violate any provision of the M&AA or other organizational or charter documents of the Company, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other agreement to which the Company is a party or by which any material property or material asset of the Company, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any material property or material asset of the Company is bound, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

(g)	The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Subscription Agreement, including the issuance of the Class A Ordinary Shares, other than filings required under applicable securities laws which either have been made or will be made by the Company before the applicable deadline under the applicable laws and regulations for such filing.

(h)	The Class A Ordinary Shares being purchased by the Purchaser hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Subscription Agreement or restrictions on transfer under applicable state and federal securities laws), and the holder of the Class A Ordinary Shares being purchased hereunder shall be entitled to all rights accorded to a holder of Class A Ordinary Shares. The issuance and delivery of the Class A Ordinary Shares being purchased by the Purchaser does not (a) obligate the Company to offer to issue, or issue, Class A Ordinary Shares or other securities to any Person (other than the Purchaser) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any securities of the Company currently outstanding as of the Closing Date. Subject to the accuracy of the representations and warranties made by the Purchaser in Section 4, the offer and sale of the Class A Ordinary Shares to the Purchaser is, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration, qualification and prospectus delivery requirements of applicable securities laws of the states of the United States.

8. Restrictive Legend on Subject Securities.

The Purchaser hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, any certificates representing the Class A Ordinary Shares may bear a restrictive legend pursuant to applicable laws and may include language substantially similar to the below:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.”

9. Lock-Up

Purchaser hereby agrees that, for a period of six (6) months following the Closing Date, such Purchaser shall not, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or transfer any of the Class A Ordinary Shares purchased pursuant to this Agreement, or (ii) engage in any hedging, short selling or other transaction that is designed to or reasonably expected to lead to or result in a disposition of such securities or a reduction in the economic risk of ownership thereof, in each case without the prior written consent of the Company.

10. Costs

The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the purchase of the Class A Ordinary Shares shall be borne by the Purchaser.

11. Governing Law

This Subscription Agreement is governed by the laws of the State of New York and the federal laws of the United States applicable therein. The Purchaser, in its personal or corporate capacity and irrevocably attorns to the jurisdiction of the state and federal courts located in New York County, New York. Each party agrees that the state and federal courts located in New York County, New York shall be the exclusive jurisdiction for settling all disputes hereunder.

12. Independent Nature of Purchaser’s Obligations and Rights

The obligations of each Purchaser under this Subscription Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Subscription Agreement or it has knowingly waived its right to do so and has proceeded without benefit of counsel.

13. Survival

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Class A Ordinary Shares by the Purchaser pursuant hereto.

14. Assignment

14.1 This Subscription Agreement is not transferable or assignable without written consent by both the Company and Purchaser.

14.2 The Purchaser agrees that it shall not, without the prior written consent of the Company, directly or indirectly effect or permit any change in its legal or beneficial ownership or control, including any transfer of shares or other ownership interests in such Purchaser, that results in any person or entity acquiring, directly or indirectly, the power to direct or cause the direction of the management or policies of the Purchaser (a “Change of Control”). Any attempted Change of Control without such prior written consent shall constitute a material breach of this Agreement.

15. Severability

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

16. Entire Agreement

Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Class A Ordinary Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

17. Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given at the date received if mailed or transmitted by any standard form of telecommunication (including email but not including facsimile). Notices to the Purchaser shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at:

Company: ITONIC Holdings Ltd.

Attention: Jianfei Zhang, Chairman and Chief Executive Officer

Address: Room 306, NET Building, Hong Jun Ying South Road, Chaoyang District, Beijing, China

18. Counterparts and Electronic Means

This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

19. Amendment and Waiver

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority of the Class A Ordinary Shares being purchased by all Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

20. Termination

The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(a)	Upon the mutual written consent of the Company and a Purchaser prior to the Closing, solely with respect to such Purchaser;

(b)	By the Company if any of the conditions with respect to a Purchaser set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Company, solely with respect to such Purchaser;

(c)	By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by such Purchaser; or

(d)	By either the Company or a Purchaser (with respect to itself only) if the Closing has not occurred on or prior to the fifteen day following the date of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the Purchaser has duly executed this Subscription Agreement as of the date of acceptance by the Company.

(Amount of Subscription) (USD)	(Name of Purchaser)

(Number of Class A Ordinary Shares Subscribed)	Signature

(Price Per Class A Ordinary Share)	(Address of Purchaser)

(City, State/Province, Postal Code of Purchaser)

(Country of Purchaser)

ACCEPTANCE

The above-mentioned Subscription Agreement in respect of the Class A Ordinary Shares is hereby accepted by iTonic Holdings Ltd.

DATED at Beijing, China, the 16th day of April 2026.

iTonic Holdings Ltd

By:
Name:	Jianfei Zhang
Title:	Chief Executive Officer